Exhibit 99.1

OAO Technology Solutions Reports Financial Results for 2003

Revenues up 12%; Net income up 183%

GREENBELT, MD –May 13, 2003 – OAO Technology Solutions® (NASDAQ – OAOT) announced today the financial results for the quarter ended March 31, 2003. Revenues increased by $5.0 million or 12.4% to $45.3 million versus $40.3 million in the comparable quarter of 2002. Net income increased by $0.6 million or 183% to $0.9 million, or $0.05 per diluted share versus $0.3 million or $0.02 per diluted share in the comparable quarter of 2002. The Company’s balance sheet remains strong. At March 31, 2003, the Company reported a current ratio of 1.7 to 1 and cash of $6.0 million.

The improved revenue and profitability for the quarter ended March 31, 2003 was driven by the Managed IT Solutions segment. All businesses within the segment had increased revenues. The software application management and European businesses continued to show the best revenue and profitability performance. The software application management business benefited from a temporary increase in application enhancement projects. The European business continued to grow due to additional work on existing and new contracts.

The federal sector business continued to improve. The new business pipeline strengthened and losses declined from the same prior year quarter and the fourth quarter of 2002. The improvement was due to better cost controls and revenue from increased business.

The Healthcare IT Solutions segment generated operating losses during the quarter ended March 31, 2003 versus earning a profit in the quarter ended March 31, 2002. The losses were due to higher expenses for personnel to implement and provide customer support for software commitments sold in late 2001 and early 2002, expenses to develop new software and enhancements to existing software, and a change in revenue mix toward lower margin implementation and other non-license sale revenues. The Healthcare IT Solutions segment did reduce its losses relative to the second half of 2002. The improvement is due to cost reductions implemented in late 2002 and early 2003, elimination of non-billable consultants, and the near completion of several large and sophisticated software implementations.

Outlook

The results for the quarter ended March 31, 2003 benefited significantly from increased billable positions related to temporary software application enhancement projects that are expected to be completed during the quarter ending June 30, 2003. The Company is renegotiating certain provisions of its main application management services contract. The outcome of these negotiations will include, among other things, pricing concessions in return for contract flexibility. This contract flexibility will allow the Company to reduce costs and possibly gain revenue producing, billable headcount. There can be no assurance that any pricing concessions will be offset with cost reductions or productivity enhancements. Additionally, there can be no assurance that the Company will gain or maintain existing billable positions in the second half of 2003 and thereafter.

The Company continues to expect to be profitable and have revenue growth in 2003. Certain key variables that could continue to impact 2003 revenue growth and profitability include, but are not exclusive of, the ability to restore the profitability of the Healthcare IT Solutions segment and, in the Managed IT Solutions segment, to sell new business to existing or new customers and to successfully penetrate the federal IT market. Other variables with regard to revenue growth and profitability in 2003 are identified in the Company’s “Safe Harbor Statement” at the end of this press release.

Conference Call

OAOT plans to hold an investor conference call on May 13, 2003 at 11:00 a.m. Eastern Daylight Time (EDT). To listen to the OAOT investor conference call, U.S. callers should call 877-407-9210, and international callers should call 201-689-8049. The call will be accessible by webcast at http://www.oaot.com and archived for seven days. Investors are advised to go to www.oaot.com at least 15 minutes early to register, download and install any necessary audio software. In addition, the call will be available by replay for one week starting at 2:00 p.m. EDT May 13, 2003 through 11:59 p.m. EDT on May 19, 2003. The replay number is 877-660-6853 (U.S. callers) or 201-612-7415 (international callers). Please enter conference ID number 1628 and confirmation number 66018 to access the call.

About OAO Technology Solutions, Inc.

OAOT operates across two lines of business: Managed IT and Healthcare IT Solutions. As a partner to global outsourcers and major corporations, OAOT delivers managed IT solutions to commercial clients and government agencies worldwide. The Company’s key offerings include: application management, IT infrastructure support, professional staffing services and healthcare IT solutions. Headquartered in Greenbelt, Maryland, the Company’s 2,500 employees work in over 200 locations throughout the world. For more information visit our website at www.oaot.com. Please direct media inquiries to Deborah Starke at 301-486-2383 email your request to media@oaot.com and investor inquiries to Maisha Hoye at 301-486-2388 or email your request to ir@oaot.com.

SAFE HARBOR STATEMENT: This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company’s current beliefs and expectations as to its future performance. Future events and the Company’s actual results may differ materially from the results reflected in these forward-looking statements. Factors that might cause such a difference include, but are not limited to: dependence on key strategic and end-user customers, the ability to establish new strategic customer relationships, risks associated with fixed-price contracts, the ability to sustain and manage growth, lower than expected revenue growth and pricing pressure from strategic and other customers, inability to achieve marketing and sales goals and other business development initiatives including the ability to sell new healthcare software licenses, difficulties of investments in infrastructure, potential changes in the prevailing technology away from outsourcing IT applications, the failure of the Company to successfully develop new products that will enable us to remain competitive in the healthcare IT market, the failure of the Company to make necessary enhancements or developments to its existing software products, possible deferral of revenue, profit and cash flow from any increase in per-member, per month and/or percentage-of-completion basis software sales in relation to total software sales, inability to successfully install healthcare software sold on a timely or profitable basis, competition in the industry, general economic conditions and level of information technology service spending, the possibility that strategic or other customers could not renew or invoke termination clauses contained in the Company’s contracts, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the service requirements of its clients, the ability to successfully integrate recent acquisitions, the potential liability with respect to actions taken by its employees, ability to control and reduce costs of the business, risks associated with international sales including exposure to fluctuations between the U.S. dollar and other foreign currencies, the effect of major health concerns, such as Severe Acute Respiratory Syndrome (SARS) on our employees, customers and suppliers; and other risks described herein and in the Company’s other Securities and Exchange Commission filings. The Company undertakes no duty to publicly update any “forward-looking statements”, whether as a result of new information, future events or otherwise.

Copyright © 2003 by OAO Technology Solutions, Inc. ® All rights reserved

OAO TECHNOLOGY SOLUTIONS, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share amounts)

	Three months ended March 31,
	2003	2002
Revenues	$45,336	$40,317
Direct costs	36,216	32,787

	9,120	7,530
Selling, general and administrative expenses	7,378	6,891

Income from operations	1,742	639
Interest income	11	27
Interest expense	(209)	(108)
Other	48	—

Income before income taxes	1,592	558
Provision for income taxes	682	237

Net income	$910	$321

Net income per common share:
Basic	$0.05	$0.02

Diluted	$0.05	$0.02

Weighted average number of shares outstanding:
Basic	17,502	18,432

Diluted	17,505	18,944

OAO TECHNOLOGY SOLUTIONS, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share amounts)

	March 31, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$6,010	$9,085
Accounts receivable, net	33,617	35,620
Other current assets	4,799	5,672

Total current assets	44,426	50,377
Property and equipment, net	4,581	4,751
Purchased and developed software for sale, net	816	978
Deposits and other assets	4,547	3,292
Goodwill	10,088	10,088
Intangible assets, net	2,855	3,052

Total assets	$67,313	$72,538

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Term loan, current portion	$1,800	$1,800
Accounts payable	6,087	8,015
Accrued expenses	5,160	6,221
Accrued compensation and benefits	7,087	9,564
Income tax payable	1,523	2,121
Unearned revenue	3,764	3,500
Capital lease obligations, current portion	655	578

Total current liabilities	26,076	31,799
Capital lease obligations, net of current portion and other	1,917	1,680
Term loan, net of current portion	4,705	5,012
Commitments and contingencies
Shareholders’ equity:
Preferred stock, par $.01 per share, 10,000,000 shares authorized; none issued and outstanding	—	—
Common stock, par $.01 per share, 50,000,000 shares authorized; 17,502,959 and 17,499,209 shares issued and outstanding as of March 31, 2003 and December 31, 2002, respectively	175	175
Additional paid-in capital	39,431	39,383
Accumulated other comprehensive net loss	(1,354)	(1,006)
Shareholder receivable	(3,574)	(3,532)
Retained deficit	(63)	(973)

Total shareholders’ equity	34,615	34,047

Total liabilities and shareholders’ equity	$67,313	$72,538